Exhibit 10.32

EXECUTION VERSION

Dated 6 December 2018

CAMFAUD GROUP LIMITED AND OTHERS

as Chargors and Guarantors

and

WELLS FARGO CAPITAL FINANCE (UK) LIMITED

as UK Security Agent

UK Debenture

Condor House
5-10 St. Paul’s Churchyard
London EC4M 8AL
Tel. +44 (0)20 3201 5000
Fax: +44 (0)20 3201 5001
www.morganlewis.com

Contents

Clause		Page

1	Definitions and Interpretation	1

2	Covenant to pay	4

3	Creation of Security	5

4	Nature of Security Created	7

5	Restrictions	7

6	Conversion of Floating Charge	7

7	Representations and Warranties	8

8	Undertakings	9

9	Shares and Investments	12

10	Enforcement	12

11	Appointment and powers of Receivers	13

12	Protection of purchasers	14

13	Protection of the Secured Parties and Receivers	14

14	Further Assurances	15

15	Power of Attorney	16

16	Preservation of Security	16

17	Guarantee and Indemnity	19

18	Notices	21

19	Miscellaneous Provisions	23

20	Release	23

21	Governing Law and Jurisdiction	24

Schedule 1 The Chargors		25

Schedule 2 Land charged by way of legal mortgage		26

Schedule 3 Forms of Notice to Banks and Acknowledgement		27

Schedule 4 Shares		37

Schedule 5 Charged Accounts		38

Schedule 6 Specified Intellectual Property		39

Schedule 7 Deed of Accession		40

THIS DEED OF DEBENTURE is dated 6 December 2018

Between:

(1)	CAMFAUD GROUP LIMITED registered in England with number 10473517 (the Company);

(2)	THE COMPANIES identified in Part 1 of Schedule 1 (The Chargors) (together with the Company and each person which becomes a party to this Deed by executing a Deed of Accession, each a Chargor and together the Chargors);

(3)	THE COMPANIES identified in Part 2 of Schedule 1 (The Guarantors) (together with the Company and each person which becomes a party to this Deed by executing a Guarantor Accession Letter, each a Guarantor and together the Guarantors); and

(4)	WELLS FARGO CAPITAL FINANCE (UK) LIMITED registered in England with number 2656007, as agent and trustee for the Secured Parties (the UK Security Agent).

Recitals

(A)	The Chargors enter into this Deed to secure the repayment and satisfaction of the Secured Liabilities.

(B)	The Guarantors enter this Deed to guarantee the repayment and satisfaction of the Secured Liabilities.

(C)	The Chargors and the UK Security Agent intend that this document take effect as a deed notwithstanding that it may be executed under hand.

It is agreed:

1	Definitions and Interpretation

1.1	Definitions

In this Deed:

Act means the Law of Property Act 1925.

Blocked Accounts means the bank accounts of the Chargors specified in Part I (Blocked Accounts) of Schedule 5 (Charged Accounts) and/or specified as “Blocked Accounts” in the Schedule to any Deed of Accession and/or such other bank accounts of the Chargors as the UK Security Agent may designate or approve.

Book Debts means:

(a)	all book and other debts in existence from time to time (including, without limitation, any sums whatsoever owed by banks or similar institutions) both present and future, actual or contingent, due, owing to or which may become due, owing to or purchased or otherwise acquired by any Chargor; and

(b)	the benefit of all rights whatsoever relating to the debts referred to in (a) above including, without limitation, any related agreements, documents, rights and remedies (including, without limitation, negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing, unpaid vendor's liens and all similar connected or related rights and assets).

Charged Accounts means the Blocked Accounts and the Other Accounts.

Credit Agreement means the credit agreement dated on or about the date of this Deed and made between, among others, Concrete Pumping Holdings Acquisition Corp., Wells Fargo Bank, National Association as agent and the lenders that are party thereto.

Deed of Accession means a deed of accession substantially in the form set out in Schedule 7 (Deed of Accession).

Distribution Rights means all allotments, accretions, offers, options, rights, bonuses, benefits and advantages, whether by way of conversion, redemption, preference, option or otherwise which at any time accrue to or are offered or arise in respect of any Investments or Shares, and includes all dividends, interest and other distributions paid or payable on or in respect of them.

Equipment means each Chargor's fixed and moveable plant, machinery, tools, vehicles, computers and office and other equipment and the benefit of all related authorisations, agreements and warranties.

Guarantor Accession Letter means a letter substantially in the form set out in Schedule 10 (Form of Guarantor Accession Letter).

Immaterial Subsidiary Shares means any shares held by the Company in Eco-Pan Limited, South Coast Concrete Pumping Limited and Reilly Concrete Pumping Limited.

Insurance means the interest of each Chargor in each contract or policy of insurance to which a Chargor is a party or in which it otherwise has an interest.

Intellectual Property Rights means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Chargor (which may now or in the future subsist).

Investments means all or any stocks, shares, bonds and securities of any kind (marketable or otherwise), negotiable instruments and warrants and any other financial instruments (as defined in the Regulations).

Land has the same meaning as it has in section 205(1) of the Act.

Other Accounts means the bank accounts of the Chargors specified in Part II (Other Accounts) of Schedule 5 (Charged Accounts) and/or specified as “Other Accounts” in the Schedule to any Deed of Accession and/or such other bank accounts of the Chargors as the UK Security Agent may designate or approve.

PSC register means a register of persons with significant control required pursuant to section 790M of the Companies Act 2006.

Receiver means a receiver appointed pursuant to this Deed or to any applicable law, whether alone or jointly, and includes a receiver and/or manager and, if the UK Security Agent is permitted by law to appoint an administrative receiver, includes an administrative receiver.

Regulations means the Financial Collateral Arrangements (No 2) Regulations 2003 (S.I. 2003/3226) or equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements, and Regulation means any of them.

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Restrictions Notice means a “restrictions notice” as defined in paragraph 1(2) of Schedule 1B of the Companies Act 2006.

Secured Liabilities means (a) all loans (including the UK Revolving Loans) debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit issued for the account of UK Borrowers (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the UK Loan Account pursuant to the Credit Agreement), obligations (including indemnification obligations) of any UK Loan Party, fees (including the fees provided for in the Fee Letter) of any UK Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any UK Loan Party, guarantees of any UK Loan Party, and all covenants and duties of any other kind and description owing by any UK Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Credit Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any UK Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all UK Bank Product Obligations. Without limiting the generality of the foregoing, the Secured Liabilities include the obligation to pay (i) the principal of the UK Revolving Loans, (ii) interest accrued on the UK Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit issued for the account of UK Borrowers, (iv) Letters of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses of any UK Loan Party, (vi) fees payable by any UK Loan Party under the Credit Agreement or any of the other Loan Documents, (vii) indemnities and other amounts payable by any UK Loan Party under or in connection with any Loan Document, and (viii) any guarantees by any US Loan Party of all or any part of the Secured Liabilities. Any reference in the Credit Agreement or in the Loan Documents to the UK Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

Security Assets means all assets of each Chargor subject to any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which the Secured Liabilities have been irrevocably and unconditionally satisfied in full and no Secured Party has any commitment or liability, whether present or future, actual or contingent, in relation to the facility provided under the Credit Agreement in relation to any Chargor. If any amount paid by any Chargor and/or in connection with the satisfaction of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of such Chargor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purpose of this Deed.

Shares means all shares held by any Chargor in its Subsidiaries.

Specified Intellectual Property means the registered Intellectual Property Rights (if any) specified in Schedule 6 (Specified Intellectual Property) and/or in the Schedule to any Deed of Accession.

Subsidiary means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(b)	any company which would be a subsidiary within the meaning of section 1159 of the Companies Act 2006 but for any Security Interest subsisting over the shares in that company from time to time,

but on the basis that a person shall be treated as a member of a company if any shares in that company are held by that person's nominee or any other person acting on that person's behalf.

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Warning Notice means a “warning notice” as defined in paragraph 1(2) of Schedule 1B of the Companies Act 2006.

1.2	Construction

(a)	Any reference in this Deed to:

(i)	assets includes present and future properties, revenues and rights of every description;

(ii)	an authorisation means an authorisation, consent, approval, licence, resolution, filing or registration;

(iii)	any Loan Document or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, amended and restated, varied, novated supplemented or replaced from time to time;

(iv)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a person includes one or more of that person's assigns, transferees or successors in title, delegates, sub-delegates and appointees (in the case of a Chargor only, in so far as such assigns, transferees or successors in title, delegates, sub-delegates and appointees are permitted in accordance with the Loan Documents) and any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality);

(vi)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a guarantee includes any guarantee or indemnity, bond, letter of credit, documentary or other credit, or other assurance against financial loss;

(viii)	a provision of law is a reference to that provision as amended or re-enacted;

(ix)	words importing the singular shall include the plural and vice versa.

(b)	Clause and Schedule headings are for ease of reference only.

(c)	Capitalised terms defined in the Credit Agreement have the same meaning when used in this Deed unless the context requires otherwise.

(d)	The terms of the other Loan Documents and of any side letters between any parties in relation to any Loan Document are incorporated in this Deed to the extent required to ensure that any purported disposition of an interest in Land contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(e)	Each of the charges in Clause 3 (Creation of Security) over each category of the assets, each asset and each sub-category of each asset specified in such clause shall be read and construed separately, as though each such category, asset and sub-category were charged independently and separately of each other and shall apply to both present and future assets.

2	Covenant to pay

Each Chargor covenants with the UK Security Agent as trustee for the Secured Parties that it will on demand pay and discharge the Secured Liabilities when due.

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3	Creation of Security

3.1	Land

Each Chargor charges:

(a)	by way of legal mortgage its interest in the Land referred to in Schedule 2 (Land charged by way of legal mortgage); and

(b)	by way of fixed charge any right, title or interest which it has now or may subsequently acquire to or in any other Land.

3.2	Shares

Each Chargor charges by way of mortgage or (if or to the extent that this Deed does not take effect as a mortgage) by way of fixed charge:

(a)	all Shares; and

(b)	all related Distribution Rights.

3.3	Investments

Each Chargor charges by way of mortgage or (if and to the extent that this Deed does not take effect as a mortgage) by way of fixed charge:

(a)	all Investments; and

(b)	all related Distribution Rights,

including those held for it by any nominee.

3.4	Equipment

Each Chargor charges by way of fixed charge all Equipment, so far as it is not charged by way of legal mortgage or fixed charge under Clause 3.1 (Land).

3.5	Book Debts

Each Chargor charges by way of fixed charge its Book Debts, both uncollected and collected, the proceeds of the same and all monies otherwise due and owing to such Chargor but excluding the Charged Accounts and any amounts standing to the credit of any Charged Account.

3.6	Blocked Accounts

Each Chargor charges by way of fixed charge all of its right, title and interest (if any) in and to the Blocked Accounts and all monies standing to the credit of any of the Blocked Accounts and the debts represented by them

3.7	Intellectual Property Rights

Each Chargor charges by way of fixed charge all Intellectual Property Rights.

3.8	Goodwill

Each Chargor charges by way of fixed charge its goodwill.

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3.9	Uncalled capital

Each Chargor charges by way of fixed charge its uncalled capital.

3.10	Authorisations

Each Chargor charges by way of fixed charge the benefit of all authorisations held by it in relation to any Security Asset.

3.11	Insurance

Each Chargor charges by way of fixed charge all of its benefits, claims and returns of premiums in respect of the Insurance.

3.12	Other assets

(a)	Each Chargor charges by way of floating charge all its present and future business, undertaking and assets which are not effectively mortgaged, charged by way of fixed charge or assigned under this Clause 3 (Creation of Security).

(b)	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to any floating charge created by this Deed.

3.13	Trust

(a)	Subject to paragraph (b), if or to the extent that for any reason the assignment, mortgaging or charging of any Security Asset is prohibited, each Chargor holds it on trust for the UK Security Agent.

(b)	If the reason referred to in paragraph (a) is that:

(i)	a consent or waiver must be obtained; or

(ii)	a condition must be satisfied,

then subject to paragraph (c), the relevant Chargor shall use all reasonable endeavours to:

(A)	apply for the consent or waiver; and

(B)	satisfy the condition,

as soon as reasonably practicable after the date of this Deed or, if the Security Asset is acquired after the date of this Deed, as soon as reasonably practicable after the date of acquisition.

(c)	Where the consent or waiver is not to be unreasonably withheld, the relevant Chargor shall use all reasonable endeavours to obtain it as soon as reasonably practicable.

(d)	On the waiver or consent being obtained, or the condition being satisfied, the Security Asset shall be mortgaged, charged or assigned (as appropriate) under this Clause 3 (Creation of Security) and the trust referred to in paragraph (a) shall terminate.

(e)	In relation to paragraphs (b) and (c) above, the parties acknowledge that all reasonable endeavours will not require:

(i)	any steps to be taken in relation to an asset having a value of less than US$ 150,000;

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(ii)	the relevant Chargor to place commercial relationships with any third party in jeopardy; or

(iii)	the payment by the relevant Chargor of any monetary consideration to such third party, other than expenses and nominal amounts, to obtain any such consent or waiver.

4	Nature of Security Created

The Security Interests created under this Deed are created:

(a)	as a continuing security and will extend for the ultimate balance of sums payable in connection with the Secured Liabilities regardless of any intermediate payment or discharge in whole or part;

(b)	(except in the case of assets which are the subject of a legal mortgage under this Deed) over all present and future assets of the kind described which are owned by any Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them;

(c)	in favour of the UK Security Agent as agent and trustee for the Secured Parties; and

(d)	subject to Clause 3.13 (Trust) with full title guarantee.

5	Restrictions

No Chargor shall:

(a)	create or permit to subsist any Security Interest of whatsoever nature on any Security Asset; or

(b)	sell, transfer, grant, lease or otherwise dispose of any Security Asset,

in each case, except as permitted by the Loan Documents or with the consent of the UK Security Agent.

6	Conversion of Floating Charge

6.1	Conversion on notice

Subject to Clause 6.2 (Limitation), the UK Security Agent may by notice to a Chargor at any time during the Security Period convert the floating charge created by that Chargor under this Deed into a fixed charge in respect of any Security Asset specified in that notice if:

(a)	an Event of Default has occurred and is continuing; or

(b)	the UK Security Agent (acting reasonably) considers that Security Asset to be in danger of being seized, attached, charged, taken possession of or sold under any form of distress, sequestration, execution or other process or otherwise to be in jeopardy.

6.2	Limitation

Clause 6.1 (Conversion on notice) shall not apply by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

6.3	Automatic conversion

The floating charge created by a Chargor under this Deed will convert automatically into fixed charges:

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(a)	if the UK Security Agent receives notice of an intention to appoint an administrator of that Chargor;

(b)	if any steps are taken, (including the presentation of a petition, the passing of a resolution or the making of an application) to appoint a liquidator, provisional liquidator, administrator or Receiver in respect of that Chargor over all or any part of its assets, or if such person is appointed;

(c)	if that Chargor creates or attempts to create any Security Interest over all or any of the Security Assets (other than as permitted by the Loan Documents);

(d)	on the crystallisation of any other floating charge over the Security Assets;

(e)	if any person seizes, attaches, charges, takes possession of or sells any Security Asset under any form of distress, sequestration, execution or other process, or attempts to do so; and

(f)	in any other circumstances prescribed by law.

7	Representations and Warranties

7.1	Making of representations

Each Chargor makes the representations and warranties set out in this Clause 7 to the UK Security Agent and the Secured Parties. The representations and warranties so set out are made on the date of this Deed and the representations set out in Clause 7.2 (Title) and paragraphs (b), (c) and (d) of Clause 7.4 (Shares) are deemed to be repeated by the Chargors throughout the Security Period on those dates on which the Repeating Representations are to be repeated in accordance with the terms of the Credit Agreement with reference to the facts and circumstances then existing.

7.2	Title

The Chargors are the sole legal and beneficial owners of the Security Assets free of any Security Interest or third party interest of any kind (other than pursuant to or as permitted by the Loan Documents or as contemplated by Clause 3.13 (Trust)).

7.3	Land

All Land (other than any leasehold property) beneficially owned by a Chargor as at the date of this Deed is described in Schedule 2 (Land charged by way of legal mortgage).

7.4	Shares

(a)	All Shares beneficially owned by a Chargor as at the date of this Deed are described in Schedule 4 (Shares).

(b)	All of the Shares are fully paid.

(c)	No Warning Notice or Restrictions Notice has been issued to a Chargor in respect of all or any part of the Shares held by such Chargor and remains in effect.

(d)	The PSC register of each Chargor (other than the Company) is up to date and no Warning Notices or Restrictions Notices have been issued by a Chargor (other than the Company) which have not been complied with or lifted.

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7.5	Specified Intellectual Property

On the date of this Deed, the details of the Specified Intellectual Property appearing or referred to in Schedule 6 (Specified Intellectual Property):

(a)	are true, accurate, and complete in all material respects; and

(b)	no Chargor is the owner of any interest in any other material registered Intellectual Property Rights which are not identified in that Schedule.

8	Undertakings

8.1	Duration

The undertakings in this clause 8 shall remain in force throughout the Security Period and are given by each Chargor to the UK Security Agent and the Secured Parties.

8.2	Book debts and receipts

Each Borrower shall collect and realise its Book Debts and other monies and receipts as follows:

(a)	it will collect and realise the proceeds and shall promptly pay all amounts so received into a Blocked Account (but pending such payment will not commingle such amounts with any other funds and shall hold such amounts on trust for the UK Security Agent);

(b)	if any account debtor makes a payment into any account which is not a Blocked Account, it will promptly (i) transfer the relevant amounts to a Blocked Account and (ii) direct the relevant account debtor to make future payments to a Blocked Account; and

(c)	to the extent that the UK Security Agent do not obtain an effective Security Interest in any Book Debt, it will hold such Book Debts on trust for the UK Security Agent and deal with it in accordance with the other provisions of this clause 8.2.

8.3	Blocked Account Arrangements

Each Borrower shall:

(a)	in respect of each Blocked Account opened or designated on the date of this Deed:

(i)	serve notice upon the account bank at which each Blocked Account is opened (in respect of the relevant Blocked Accounts) in substantially the form set out in Part I of Schedule 3 (Forms of Notice to Banks and Acknowledgement); and

(ii)	procure the relevant bank returns the acknowledgement in substantially the form set out in Part II of Schedule 3 (Forms of Notice to Banks and Acknowledgement) or such other form acceptable to the UK Security Agent (acting reasonably); and

(b)	in respect of each Blocked Account opened or designated after the date of this Deed, promptly following the opening or designation of such Blocked Account:

(i)	serve notice upon the account bank at which each Blocked Account is opened (in respect of the relevant Blocked Accounts) in substantially the form set out in Part III of Schedule 3 (Forms of Notice to Banks and Acknowledgement); and

(ii)	procure the relevant bank returns the acknowledgement in substantially the form set out in Part IV of Schedule 3 (Forms of Notice to Banks and Acknowledgement) or such other form acceptable to the UK Security Agent (acting reasonably).

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8.4	Operation of Blocked Accounts

Until the security constituted by this Deed is discharged, no Borrower shall be entitled to withdraw the whole or any part of any amount standing to the credit of any Blocked Account and shall not take any action, claim or proceedings against the UK Security Agent or any other party for the return or payment to any person of the whole or any part of any amount standing to the credit of any Blocked Account.

8.5	Other Account Arrangements

Each Chargor shall promptly upon the execution of this Deed or, in respect of any Other Account opened after the date of this Deed, promptly following the opening of such Other Account:

(a)	serve notice upon the account bank at which each Other Account is opened (in respect of the relevant Other Accounts) in substantially the form set out in Part V of Schedule 3 (Forms of Notice to Banks and Acknowledgement); and

(b)	use reasonable endeavours to procure the relevant bank returns the acknowledgement in substantially the form set out in Part VI of Schedule 3 (Forms of Notice to Banks and Acknowledgement) or such other form acceptable to the UK Security Agent (acting reasonably), provided that, if the relevant Chargor has not been able to obtain such acknowledgement from the relevant bank within 20 Business Days of serving the notice referred to in paragraph (a) above, any obligation to comply with this paragraph (b) shall cease.

8.6	Operation of Other Accounts

Unless the Security Agent gives notice to the Chargor following an Event of Default which has occurred and is continuing, the Chargors shall be entitled to operate the Other Accounts PROVIDED THAT:

(a)	the Other Accounts each retain a credit or zero balance at all times; and

(b)	the Chargors shall not at any time transfer the whole or any part of the amounts standing to the credit of any Other Account to any other bank account other than to another Charged Account or in the ordinary course of business or to the extent permitted under the Loan Documents.

8.7	Shares and Investments

Each Chargor covenants that, at all times during the Security Period:

(a)	if it forms or acquires any Subsidiary after the date of this Deed, it shall promptly notify the UK Security Agent;

(b)	as soon as any Shares (other than the Immaterial Subsidiary Shares) or Investments are registered in, or transferred into the name of, a Chargor, it shall promptly (or such longer period as is reasonably required for HM Revenue and Customs to stamp any transfer form effecting such acquisition) deposit with the UK Security Agent, in respect of or in connection with those Shares (other than the Immaterial Subsidiary Shares) or Investments:

(i)	all stock and share certificates and documents of or evidencing title; and

(ii)	signed undated transfers, completed in blank,

all of which will be held by the UK Security Agent at the reasonable expense and risk of the Chargor;

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(c)	it shall:

(i)	comply with any notice served on it in respect of all or any part of the Shares held by that Chargor pursuant to Part 21A of the Companies Act 2006 within the timeframe specified in that notice; and

(ii)	will deliver to the UK Security Agent a copy of any Warning Notice or Restrictions Notice served on it in respect of all or any part of the Shares held by that Chargor promptly upon receipt; and

(d)	other than the Company, it will send a copy of any Restrictions Notices or Warning Notices issued by it to the UK Security Agent promptly following issue.

8.8	Land

(a)	Each Chargor shall promptly notify the UK Security Agent in writing if it acquires any estate or interest in Land.

(b)	Each Chargor shall promptly give notice in writing to the UK Security Agent if:

(i)	it receives any notice under section 146 of the Act; or

(ii)	any proceedings are commenced against it for the forfeiture of any lease of any Land.

(c)	If any Chargor acquires any freehold or leasehold property after the date of this Deed it shall:

(i)	promptly on request by the UK Security Agent and at the cost of the Chargor, execute and deliver to the UK Security Agent a legal mortgage in favour of the UK Security Agent of that property in the same form as this Deed (mutatis mutandis);

(ii)	if required by the UK Security Agent and if the title to that freehold or leasehold property is registered at the Land Registry or required to be so registered, give the Land Registry written notice of this Deed; and

(iii)	if applicable, ensure that the provisions of Clause 14.1 (Application to Land Registrar) are complied with in relation to that legal mortgage.

(d)	If the consent of the landlord in whom the reversion of a lease is vested is required for a Chargor to execute a legal mortgage over it, that Chargor shall:

(i)	not be required to perform that obligation unless and until it has obtained the landlord's consent; and

(ii)	use its reasonable endeavours to obtain the landlord's consent.

(e)	Each Chargor shall:

(i)	perform all its obligations under any law or regulation in any way related to or affecting its Land, except to the extent that non-performance of those obligations would not materially adversely affect the value or marketability of any of its Land; and

(ii)	within 14 days after receipt by it of any material application, requirement, order or notice served or given by any public or local or any other authority with respect to its Land (or any part of it):

(A)	deliver a copy to the UK Security Agent; and

(B)	inform the UK Security Agent of the steps taken or proposed to be taken to comply with the relevant requirements.

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9	Shares and Investments

9.1	Before an Event of Default

Until an Event of Default occurs and is continuing:

(a)	each Chargor shall pay all monies arising from the Distribution Rights relating to the Shares and Investments into an Other Account; and

(b)	no Chargor shall exercise any voting and other rights and powers attached to the Shares and Investments in a manner which prejudices the interests of the Secured Parties under the Loan Documents.

9.2	After an Event of Default

Following the occurrence of an Event of Default which is continuing, each Chargor shall promptly pay over to the UK Security Agent all monies arising from the Distribution Rights relating to the Shares and Investments which it may receive, and exercise all voting and other rights and powers attached to the Shares and Investments in any manner which the UK Security Agent may direct.

10	Enforcement

10.1	When Security becomes enforceable

The Security Interests created by a Chargor under this Deed shall be enforceable:

(a)	after the occurrence of an Event of Default for so long as such Event of Default is continuing; or

(b)	if a Chargor so requests.

10.2	Powers on enforcement

At any time after the Security Interests created by a Chargor under this Deed has become enforceable, the UK Security Agent may (without prejudice to any other of its rights and remedies and without notice to any Chargor) do all or any of the following:

(a)	serve notice upon any account bank at which an Other Account is open, terminating the Chargor's right to operate such Other Account;

(b)	exercise all the powers and rights conferred on mortgagees by the Act, as varied and extended by this Deed, without the restrictions contained in sections 103 or 109(1) of the Act;

(c)	exercise the power of leasing, letting, entering into agreements for leases or lettings or accepting or agreeing to accept surrenders of leases in relation to any Security Asset, without the restrictions imposed by sections 99 and 100 of the Act;

(d)	to the extent that any Security Asset constitutes Financial Collateral, as defined in the Regulations, appropriate it and transfer the title in and to it to the UK Security Agent insofar as not already transferred, subject to paragraphs (1) and (2) of Regulation 18;

(e)	subject to Clause 11.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets; and

(f)	appoint an administrator of any Chargor.

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10.3	Disposal of the Security Assets

In exercising the powers referred to in Clause 10.2 (Powers on enforcement), the UK Security Agent or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it.

10.4	Application of moneys

(a)	The UK Security Agent or any Receiver shall apply moneys received by them under this Deed after the Security Interests created under this Deed have become enforceable in the following order:

(i)	first, in or towards the payment pro rata of, or the provision pro rata for, any unpaid costs and expenses of the UK Security Agent and any Receiver under this Deed or which are incidental to any Receiver's appointment, together with interest at the rate specified in Section 2.6(c) of the Credit Agreement (both before and after judgment) from the date those amounts became due until the date they are irrevocably paid in full;

(ii)	secondly, in or towards the payment pro rata of, or the provision pro rata for, any unpaid fees, commission or remuneration of the UK Security Agent and any Receiver;

(iii)	thirdly, in or towards the discharge of all liabilities having priority to the Secured Liabilities;

(iv)	fourthly, in or towards the discharge of the Secured Liabilities in accordance with the Credit Agreement; and

(v)	fifthly, in the payment of any surplus to the relevant Chargor or other person entitled to it,

and section 109(8) of the Act shall not apply.

(b)	Clause 10.4(a) will override any appropriation made by a Chargor.

11	Appointment and powers of Receivers

11.1	Method of appointment and removal

(a)	The UK Security Agent may not appoint a Receiver by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

(b)	Every appointment or removal of a Receiver, of any delegate or of any other person by the UK Security Agent pursuant to this Deed may be made in writing under the hand of any officer or manager of the UK Security Agent (subject to any requirement for a court order in the removal of an administrative receiver).

11.2	Powers of Receiver

Every Receiver shall have all the powers:

(a)	of the UK Security Agent under this Deed;

(b)	conferred by the Act on mortgagees in possession and on receivers appointed under the Act; and

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(c)	in relation to, and to the extent applicable to, the Security Assets or any of them, the powers specified in Schedule 1 of the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver within the meaning of that Act).

11.3	Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually all the powers and discretions conferred on Receivers by this Deed.

11.4	Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

11.5	Receiver's remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the UK Security Agent, and the maximum rate specified in section 109(6) of the Act shall not apply.

11.6	Delegation

(a)	The UK Security Agent and any Receiver may, for the time being and from time to time, delegate by power of attorney or in any other manner (including, without limitation, under the hand of any manager of the UK Security Agent) to any person any right, power or discretion exercisable by the UK Security Agent or such Receiver (as the case may be) under this Deed.

(b)	Any such delegation may be made upon the terms (including, without limitation, power to sub delegate) and subject to any regulations which the UK Security Agent or such Receiver (as the case may be) may think fit.

(c)	Neither the UK Security Agent nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub delegate who shall be entitled to all the indemnities to which his appointor is entitled under this Deed.

12	Protection of purchasers

No purchaser or other person dealing with the UK Security Agent or any Receiver shall be bound or concerned:

(a)	to see or enquire whether the right of the UK Security Agent or any Receiver to exercise any of the powers conferred by this Deed has arisen or not;

(b)	with the propriety of the exercise or purported exercise of those powers; or

(c)	with the application of any moneys paid to the UK Security Agent, to any Receiver or to any other person.

13	Protection of the Secured Parties and Receivers

13.1	Exclusion of liability

None of the UK Security Agent, the other Secured Parties, any Receiver or any of their respective officers or employees shall have any responsibility or liability:

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(a)	for any action taken, or any failure to take any action, in relation to all or any of the Security Assets;

(b)	to account as mortgagee in possession or for any loss upon realisation of any Security Asset;

(c)	for any loss resulting from any fluctuation in exchange rates in connection with any purchase of currencies; or

(d)	for the loss or destruction of, or damage to, any of the Security Assets, or to any documents of or evidencing title to them, which are in the possession or held to the order of any such person (and which will be held by such persons at the expense and risk of the Chargors); or

(e)	for any other default or omission in relation to all or any of the Security Assets for which a mortgagee in possession might be liable,

except in the case of gross negligence, wilful misconduct or breach of any obligations under the Loan Documents on the part of that person.

14	Further Assurances

14.1	Application to Land Registrar

Each Chargor consents to the registration against the registered titles specified in Schedule 2 (Land charged by way of legal mortgage) of:

(a)	a restriction in the following terms:

"No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the charge dated [●] in favour of Wells Fargo Capital Finance (UK) Limited referred to in the charges register"; and

(b)	a notice that the Lenders are under an obligation to make further advances on the terms and subject to the conditions of the Loan Documents.

14.2	Further action

Each Chargor shall, at its own expense, promptly take any action and sign or execute any further documents which the UK Security Agent (acting reasonably) may require in order to:

(a)	protect, preserve and perfect the Security Interests intended to be created by or pursuant to this Deed;

(b)	protect and preserve the ranking of the Security Interests intended to be created by or pursuant to this Deed with any other Security Interest over any assets of any Chargor; or

(c)	facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the UK Security Agent, any Receiver or any administrator in connection with all or any of the Security Assets, and any such document may (i) disapply section 93 of the Act and (ii) contain an assignment to the UK Security Agent of the Book Debts in any manner reasonably required by the UK Security Agent.

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14.3	Deposit of documents

At any time after an Event of Default has occurred and is continuing, each Chargor shall on request by the UK Security Agent (acting reasonably), deposit with the UK Security Agent, in respect of or in connection with the Security Assets:

(a)	all deeds, certificates and other documents of or evidencing title; and

(b)	any other documents which the UK Security Agent may from time to time require for perfecting its title, or the title of any purchaser,

all of which will be held by the UK Security Agent at the reasonable expense and risk of the relevant Chargor.

14.4	Law of Property (Miscellaneous Provisions) Act 1994

The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to the provisions set out in this Clause 14 (Further Assurances).

15	Power of Attorney

15.1	Appointment

Each Chargor irrevocably and by way of security appoints each of:

(a)	the UK Security Agent;

(b)	any delegate or sub-delegate of, or other person nominated in writing by, an officer of the UK Security Agent; and

(c)	any Receiver,

jointly and severally as that Chargor's attorney, in that Chargor's name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default which is continuing or following the failure by that Chargor to comply with a request from the UK Security Agent in accordance with the terms of this Deed, to take any action and sign or execute any further documents which that Chargor is required to take, sign or execute in accordance with this Deed.

15.2	Ratification

Each Chargor agrees, promptly on the request of the UK Security Agent or any Receiver, to ratify and confirm all actions taken and documents signed or executed in each case pursuant to the appointment in Clause 15.1 save in the case of gross negligence, wilful misconduct or breach of any obligations under the Loan Documents on the part of that person.

16	Preservation of Security

16.1	Reinstatement

If any payment by a Chargor or any discharge given by the UK Security Agent (whether in respect of the obligations of any Chargor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

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(b)	the UK Security Agent shall be entitled to recover the value or amount of that security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

16.2	Waiver of defences

The obligations of each Chargor under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 16.2 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or the UK Security Agent or any other Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Chargor or other person;

(b)	the release of any other Chargor or any other person under the terms of any composition or arrangement with any creditor of any Chargor or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Chargor or any other person;

(e)	any amendment (however fundamental) or replacement of a Loan Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(g)	any insolvency or similar proceedings.

16.3	Chargor intent

Without prejudice to the generality of Clause 16.2 (Waiver of defences), each Chargor expressly confirms that it intends that the security created by this Deed shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following:

(a)	business acquisitions of any nature;

(b)	increasing working capital;

(c)	enabling investor distributions to be made;

(d)	carrying out restructurings;

(e)	refinancing existing facilities;

(f)	refinancing any other indebtedness;

(g)	making facilities available to new borrowers;

(h)	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

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(i)	any fees, costs and/or expenses associated with any of the foregoing.

16.4	Immediate recourse

Each Chargor waives any right it may have of first requiring the UK Security Agent to proceed against or enforce any other rights or security or claim payment from any person before enforcing the security constituted by this Deed. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

16.5	Appropriations

Until the expiry of the Security Period or if the monies referred to in (a) or (b) below are insufficient to procure the expiry of the Security Period, the UK Security Agent may:

(a)	refrain from applying or enforcing any other monies, security or rights held or received by the UK Security Agent in respect of the Secured Liabilities, or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and no Chargor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from any Chargor or on account of any Chargor's liability in respect of the Secured Liabilities.

16.6	Deferral of Chargors' rights

Until the expiry of the Security Period, and unless the UK Security Agent otherwise directs, no Chargor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:

(a)	to be indemnified by any other Chargor;

(b)	to claim any contribution from any other guarantor of any Chargor’s obligations under the Loan Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the UK Security Agent’s rights under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the UK Security Agent.

16.7	Additional Security

This Deed is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security Interest now or in the future held by or available to any Secured Party.

16.8	New Accounts

If a Secured Party receives notice (actual or otherwise) of any subsequent Security Interest over or affecting all or any of the Security Assets it may open a new account or accounts with any Chargor and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security Interest, and as from that time all payments made by the relevant Chargor to that Secured Party:

(a)	shall be credited or be treated as having been credited to the new account of that Chargor; and

(b)	shall not operate to reduce the Secured Liabilities at the time when the that Secured Party received or was deemed to have received such notice.

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17	Guarantee and Indemnity

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Secured Party punctual performance by each other UK Loan Party of all the UK Loan Party's obligations under the Loan Documents;

(b)	undertakes with each Secured Party that whenever a UK Loan Party does not pay any amount when due under or in connection with any Loan Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that relevant Secured Party immediately on demand against any cost, loss or liability it incurs as a result of a UK Loan Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any UK Loan Party under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any UK Loan Party or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 (Guarantee and Indemnity) will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any UK Loan Party or other person;

(b)	the release of any other UK Loan Party or any other person under the terms of any composition or arrangement with any creditor of any UK Loan Party;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any UK Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a UK Loan Party or any other person;

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(e)	any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Loan Document or any other document or security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Loan Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	the exercise of, or refraining from the exercise of, any rights against any UK Loan Party or any Charged Property.

17.5	Guarantor intent

Without prejudice to the generality of Clause 17.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following:

(a)	business acquisitions of any nature;

(b)	increasing working capital;

(c)	enabling investor distributions to be made;

(d)	carrying out restructurings;

(e)	refinancing existing facilities;

(f)	refinancing any other indebtedness;

(g)	making facilities available to new borrowers;

(h)	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)	any fees, costs and/or expenses associated with any of the foregoing.

17.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

17.7	Appropriations

Until all amounts which may be or become payable by the UK Loan Party under or in connection with the Loan Documents have been irrevocably paid in full or if the monies referred to in (a) or (b) below are insufficient to procure the expiry of the Security Period, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

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(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17 (Guarantee and Indemnity).

17.8	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by each UK Loan Party under or in connection with the Loan Documents have been irrevocably paid in full and unless the UK Collateral Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to receive or claim payment from or be indemnified by a UK Loan Party;

(b)	to claim any contribution from any other guarantor of, or provider of any Security Interest in respect of, any UK Loan Party's obligations under the Loan Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the Secured Parties;

(d)	to bring legal or other proceedings for an order requiring any UK Loan Party to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17 (Guarantee and Indemnity) of this Deed;

(e)	to exercise any right of set-off against any UK Loan Party; and/or

(f)	to claim or prove as a creditor of any UK Loan Party in competition with the Secured Parties (or any of them).

17.9	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

17.10	Guarantee in favour of the Bank Product Providers

For the purposes of this Clause 17 (Guarantee and Indemnity), the definition of Loan Documents shall be deemed to include any UK Bank Product Agreement.

18	Notices

18.1	Delivery and Receipt

(a)	Any communications to be made under or in connection with this Deed shall be made in writing, may be made by letter or facsimile and shall be deemed to be given as follows:

(i)	if by way of letter, when it has been left at the relevant address or two Business Days after being deposited in the post with postage prepaid in an envelope addressed to it at that address; and

(ii)	if by facsimile, when received in legible form,

save that any notice delivered or received on a non-Business Day or after business hours shall be deemed to be given on the next Business Day at the place of delivery or receipt.

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(b)	Any communication or document made or delivered to the Company in accordance with this Clause 18.1 (Delivery and Receipt) will be deemed to have been made or delivered to each of the Chargors.

18.2	Company’s Address

The Company's and each other Chargor's address for notices are:

Camfaud Group Limited
High Road Thornwood Common,
Epping,
Essex, CM16 6LU

Attention: Bruce Young/David Faud

With a copy to each of:

Brundage Bone Concrete Pumping Holdings Inc.

6461 Downing Street

Denver, CO 80029

Attn: Iain Humphries

Tel. No.: (303) 289-7497

Email: iainhumphries@brundagebone.com

Argand Partners LP LLC
Club Row Building
28 West 44th Street, Suite 501
New York, NY 10036
Attn: Tariq Osman
Tel. No.: (212) 588-6470
Email: tosman@argandequity.com

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
Attn: Peter Alfano
Tel. No.: (212) 294-6765
Email: palfano@winston.com

or such as the Company may notify to the UK Security Agent by not less than 10 days' notice.

18.3	UK Security Agent’s Address

The UK Security Agent's address and facsimile number for notices are:

Wells Fargo Capital Finance (UK) Limited
4th Floor
90 Long Acre
London WC2E 9RA

Fax No:	+44 845 641 8889
Attention:	Portfolio Manager – Camfaud

or such as the UK Security Agent may notify to the Company by not less than 10 days' notice.

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19	Miscellaneous Provisions

19.1	Tacking

For the purposes of section 94(1) of the Act and section 49(3) of the Land Registration Act 2002 the UK Security Agent confirms on behalf of the Lenders that the Lenders shall make further advances to the Borrowers on the terms and subject to the conditions of the Loan Documents.

19.2	Separate Charges

This Deed shall, in relation to each Chargor, be read and construed as if it were a separate Deed relating to such Chargor to the intent that if any Security Interest created by any other Chargor in this Deed shall be invalid or liable to be set aside for any reason, this shall not affect any Security Interest created under this Deed by such first Chargor.

19.3	Invalidity

If, at any time, any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

19.4	Rights and Remedies

The rights of the Secured Parties under this Deed are cumulative, may be exercised as often as considered appropriate and are in addition to the general law. Such rights (whether arising hereunder or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and, in particular, any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right, any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation by any Secured Party or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

19.5	Accession of Affiliates

(a)	To the extent that any Affiliate of the Company is required by the terms of the Loan Documents to provide Security Interests over its assets under English law, it may do so by executing a Deed of Accession and such Affiliate shall on the date which such Deed of Accession is executed by it become a party to this Deed in the capacity of a Chargor and this Deed shall be read and construed for all purposes as if such company had been an original party to this Deed as a Chargor (but for the avoidance of doubt the security created by such company shall be created on the date of the Deed of Accession).

(b)	Each Chargor (other than the Company) by its execution of this Deed or any Deed of Accession, irrevocably appoints the Company to execute on its behalf any Deed of Accession without further reference to or the consent of such Chargor and such Chargor shall be bound by any such Deed of Accession as if it had itself executed such Deed of Accession.

20	Release

20.1	Expiry of Security Period

(a)	Upon the expiry of the Security Period or as otherwise permitted under the Loan Documents, the UK Security Agent shall, at the request and cost of the Chargors, take whatever action is necessary to release the Security Assets from the security constituted by this Deed and/or reassign the benefit of the Security Assets to the Chargors.

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(b)	Section 93 of the Act shall not apply to this Deed.

20.2	Other Accounts

At any time before the Security Interests created by this Deed shall have become enforceable, in the absence of any directions from the UK Security Agent to the contrary, any amounts permitted by the terms of the Loan Documents to be paid into an Other Account shall upon payment into such account stand released from any fixed charge in respect of such amount created pursuant to Clause 3 (Creation of Security) and shall stand subject to the floating charge created by Clause 3.12(a) (Other Assets), provided that such release shall in no respect prejudice the continuance of any fixed charge created pursuant to Clause 3 (Creation of Security) in respect of any other amount.

21	Governing Law and Jurisdiction

21.1	Governing Law

English law governs this Deed, its interpretation and any non-contractual obligations arising from or connected with it.

21.2	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)	This Clause 21.2 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, a Secured Party may take concurrent proceedings in any number of jurisdictions.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

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Schedule 1
Part 1 - The Chargors

Name of Chargor	Jurisdiction of incorporation	Registration number

Camfaud Group Limited	England and Wales	10473517

Camfaud Concrete Pumps Limited	England and Wales	02635232

Premier Concrete Pumping Limited	England and Wales	01714938

Part 2 – The Guarantors

Name of Guarantor	Jurisdiction of incorporation	Registration number

Camfaud Group Limited	England and Wales	10473517

Camfaud Concrete Pumps Limited	England and Wales	02635232

Premier Concrete Pumping Limited	England and Wales	01714938

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Schedule 2
Land charged by way of legal mortgage

None.

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Schedule 3
Forms of Notice to Banks and Acknowledgement

Part I – Blocked Account Notice

[On Headed Notepaper of relevant Chargor]

[Date]

National Westminster Bank Plc

102 High Rd

Loughton

Essex IG10 4AS

Dear Sirs,

1	We refer to the notice and acknowledgement dated [ ], copies of which are appended to this notice (the Existing Blocked Account Acknowledgement), whereby we notified you that we had charged by way of first fixed charge in favour of Wells Fargo Capital Finance (UK) Limited (WFCF) all our rights, title, interest and benefit in and to the following account(s) held with yourselves and all amounts standing to the credit of such account from time to time:

Account No. [●], sort code [●]

Account No. [●], sort code [●]

[Repeat as necessary]

(the Blocked Account(s) and the Existing Fixed Charge).

2	The Existing Fixed Charge was granted to secure our obligations under a facility agreement between, among others, us and WFCF and certain other finance documents (the Existing Obligations).

3	On or around the date of this notice we have refinanced the Existing Obligations and entered into a new credit agreement between, among others, us and WFCF (the New Credit Agreement). In connection with the New Credit Agreement we hereby give you notice that by a debenture dated [●], we have charged to WFCF as the UK Security Agent (the UK Security Agent) by way of first fixed charge all our rights, title, interest and benefit in and to the Blocked Accounts and all amounts standing to the credit of such account from time to time (the New Fixed Charge).

4	We request that the provisions of the Existing Blocked Account Acknowledgement continue to apply to the Blocked Accounts charged in favour of the UK Security Agent pursuant to the New Fixed Charge. Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to the Security Trustee at Wells Fargo Capital Finance (UK) Limited, 4th Floor, 90 Long Acre, London WC2E 9RA, Attention: Portfolio Manager – Camfaud.

Yours faithfully

for and on behalf of
[the relevant Chargor]

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Part II – Blocked Account Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

Wells Fargo Capital Finance (UK) Limited (the UK Security Agent)

4th Floor

90 Long Acre
London WC2E 9RA

Attention: Portfolio Manager – Camfaud

Dear Sirs,

[Name of Chargor] (Company)

1	We refer to the notice, received today from the Company with respect to the fixed charge which it has granted to the UK Security Agent over the Blocked Account(s) (the Notice).

2	Terms not defined in this letter shall have the meanings given to them in the Notice.

3	We hereby agree acknowledge that the Company has charged to the UK Security Agent by way of a first fixed charge all of its rights, title, interest and benefit in and to the Blocked Account(s).

4	We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Blocked Account the provisions of the Existing Blocked Account Acknowledgement shall continue to apply to the Blocked Accounts and that:

(a)	any reference in the Existing Blocked Account Acknowledgement to the Existing Fixed Charge shall be deemed to be a reference to the New Fixed Charge; and

(b)	any reference in the Existing Blocked Account Acknowledgement to Security Trustee shall be deemed to be a reference to the UK Security Agent.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully

for and on behalf of
National Westminster Bank Plc

28

We hereby acknowledge and accept the terms of this letter

for and on behalf of
Wells Fargo Capital Finance (UK) Limited

29

Part III Blocked Account Notice

[On Headed Notepaper of relevant Chargor]

[Date]

[Bank]

[Branch]

Attention:	[•]

Dear Sirs,

1	We hereby give you notice that by debenture dated [●], we have charged to Wells Fargo Capital Finance (UK) Limited (the UK Security Agent) by way of first fixed charge all our rights, title, interest and benefit in and to the following account(s) held with yourselves and all amounts standing to the credit of such account from time to time:

Account No. [●], sort code [●]

Account No. [●], sort code [●]

[Repeat as necessary]

(the Blocked Account(s)).

2	Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to the UK Security Agent at Wells Fargo Capital Finance (UK) Limited, 4th Floor, 90 Long Acre, London WC2E 9RA, Attention: Portfolio Manager – Camfaud.

Yours faithfully

for and on behalf of
[the relevant Chargor]

30

Part IV - Blocked Account Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

Wells Fargo Capital Finance (UK) Limited (the UK Security Agent)

4th Floor

90 Long Acre
London WC2E 9RA

Attention:	Portfolio Manager – Camfaud

Dear Sirs,

[Name of Chargor] (Company)

1	We refer to the notice, received today from the Company with respect to the fixed charge which it has granted to the Security Agent over the Blocked Account(s) (the Notice).

2	Terms not defined in this letter shall have the meanings given to them in the Notice.

3	We hereby acknowledge that the Company has charged to the UK Security Agent by way of a first fixed charge all of its rights, title, interest and benefit in and to the Blocked Account.

4	We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Blocked Account we shall:

(a)	not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Blocked Account save for fees and charges payable to us for the operation of the Blocked Account;

(b)	promptly notify you of any renewal, renumbering or redesignation of any and all of the Blocked Account;

(c)	promptly send to you copies with respect to all the Blocked Account of all statements and, if requested by you, copies of all credits, debits and notices given or made by us in connection with such account;

(d)	not permit or effect any withdrawal or transfer from the Blocked Account by or on behalf of the Company save for withdrawals and transfers requested by you in writing to us pursuant to the terms of this letter;

(e)	comply with all instructions received by us from you from time to time with respect to the conduct of the Blocked Account provided that such instructions are given in accordance with the terms of this letter;

(f)	comply with all instructions received by us from you from time to time with respect to the movement of funds from the Blocked Account provided that:

(i)	all instructions are received in writing, by facsimile, to us at facsimile number [●], attention: [●]; and

31

(ii)	all instructions must be received by 2pm if they are to be complied with on the same Business Day. Instructions received outside such hours will be complied with on the next Business Day following such receipt. Facsimile instructions will be deemed received at the time of transmission;

(iii)	all instructions are given in compliance with the mandate entered into by you stipulating who may give instructions to us; and

(g)	to the extent that an instruction is given which would in our opinion cause the Blocked Account to become overdrawn, transfer the outstanding balance in the account;

(h)	[(subject to paragraph 4(h) below) effect the following transaction on a daily basis unless we receive written notice to the contrary in accordance with paragraph 4(f) above: the cleared balance of the Blocked Account will be transferred into the account at [Bank] account number [●], being an account in your name designated the [the relevant Borrower] Loan Account attn. [●]];]

(i)	not be obliged to comply with any instructions received from you or undertake the transactions set out in paragraph 4(g)) where:

(i)	due to circumstances not within our direct control we are unable to comply with such instructions; and

(ii)	that to comply with such instructions will breach a Court Order or be contrary to applicable law,

and in each case we shall give notice thereof to the Company and the Security Agent as well as reasons why we cannot comply with such instructions; and

(j)	not be responsible for any loss caused to you or to the Company in the event that we are unable to comply with any instructions due to circumstances set out in paragraph 4(h), and in any event, we shall not be liable for any consequential, special, secondary or indirect loss of or damage to goodwill, profits or anticipated savings (however caused).

5	You acknowledge that we are obliged to comply with the terms of this letter and that we have no notice of the particulars of the charge granted to you by the Company other than as set out in the Notice and this letter. You further acknowledge that subject to the terms of this letter we shall not be liable to you in any respect if the Company operates the Blocked Account in breach of any agreement entered into by the Company with you.

6	We note that, for the purposes of this letter, all notices, copy notices, advices and correspondence to be delivered to you shall be effectively delivered if sent by facsimile to you at number [●] or by post at the address at the top of this letter, in both cases marked for the attention of the [●].

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully

for and on behalf of
[Bank]

32

We hereby acknowledge and accept the terms of this letter

for and on behalf of
Wells Fargo Capital Finance (UK) Limited

33

Part V - Other Accounts Notice

[On Headed Notepaper of relevant Chargor]

[Date]

[Bank]

[Branch]

Attention:	[•]

Dear Sirs,

1	We hereby give you notice that by a debenture dated [●], we have charged to Wells Fargo Capital Finance (UK) Limited (the UK Security Agent) all our rights, title, interest and benefit in and to the following account(s) held with yourselves and all amounts standing to the credit of such account from time to time:

Account No. [●], sort code [●]

Account No. [●], sort code [●]

[Repeat as necessary]

(the Charged Account(s)).

2	We hereby agree to indemnify you on demand against any and all costs, losses and expenses suffered or incurred by you as a result of complying with the undertakings contained in this noticed and in the enclosed acknowledgement, with which you are hereby instructed to comply, together with all other instructions which you may receive from the Security Trustee from time to time in relation to such undertakings.

3	Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to the UK Security Agent at Wells Fargo Capital Finance (UK) Limited, 4th Floor, 90 Long Acre, London WC2E 9RA, Attention: Portfolio Manager – Camfaud.

Yours faithfully

for and on behalf of
[the relevant Chargor]

34

Part VI - Other Accounts Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

Wells Fargo Capital Finance (UK) Limited (the UK Security Agent)

4th Floor

90 Long Acre
London WC2E 9RA

Attention:	Portfolio Manager – Camfaud

Dear Sirs,

[Name of Chargor] (Company)

1	We refer to the notice, received today from the Company with respect to the charge which it has granted to you over the Charged Accounts (the Notice).

2	Terms not defined in this letter shall have the meanings given to them in the Notice.

3	We hereby acknowledge that the Company has charged to you all of its rights, title, interest and benefit in and to the Charged Accounts.

4	We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Charged Accounts we shall:

(a)	not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Charged Accounts save for fees and charges payable to us for the operation of the Charged Accounts;

(b)	promptly notify you of any renewal, renumbering or redesignation of any and all of the Charged Accounts;

(c)	upon request from you send to you copies with respect to all the Charged Accounts of all statements together with copies of all credits, debits and notices given or made by us in connection with such account;

(d)	permit or effect any withdrawal or transfer from the Charged Accounts in accordance with the Chargor's mandate with us until we receive notice from you terminating the Chargor's right to operate the Charged Accounts;

(e)	comply with all instructions received by us from you from time to time with respect to the conduct of the Charged Accounts provided that such instructions are given in accordance with the terms of this letter;

(f)	comply with all instructions received by us from you from time to time with respect to the movement of funds from the Charged Accounts provided that:

(i)	all instructions are received in writing, by facsimile, to us at facsimile number [●], attention: [●]; and

35

(ii)	all instructions must be received by 2pm if they are to be complied with on the same Business Day. Instructions received outside such hours will be complied with on the next Business Day following such receipt. Facsimile instructions will be deemed received at the time of transmission; and

(iii)	to the extent that an instruction is given which would in our opinion cause any Charged Account to become overdrawn we will transfer the cleared balance in the account.

(g)	not be obliged to comply with any instructions received from you where:

(i)	due to circumstances not within our direct control we are unable to comply with such instructions; and

(ii)	that to comply with such instructions will breach a Court Order or be contrary to applicable law;

and in each case we shall give notice thereof to you and the Company as well as reasons why we cannot comply with such instructions;

(h)	in the event that we are unable to comply with any instructions due to circumstances set out in paragraph (g) not be responsible for any loss caused to you or to the Company and in any event we shall not be liable for any consequential, special, secondary or indirect loss of or damage to goodwill, profits or anticipated savings (however caused); and

5	You acknowledge that we are obliged to comply with the terms of this letter and that we have no notice of the particulars of the charge granted to you by the Company other than as set out in the Notice and this letter. You further acknowledge that subject to the terms of this letter we shall not be liable to you in any respect if the Company operates the Charged Accounts in breach of any agreement entered into by the Chargor with you.

6	We are irrevocably authorised by you to follow any instructions received from you in relation to the Charged Accounts from any person that we reasonably believe is an authorised officer of the UK Security Agent, without further inquiry as to the UK Security Agent's right or authority to give such instructions and we shall be fully protected in acting in accordance with such instructions.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully

for and on behalf of
[Bank]

We hereby acknowledge and accept the terms of this letter

for and on behalf of
Wells Fargo Capital Finance (UK) Limited
36

Schedule 4
Shares

Chargor	Company Name	Type of Share	Number of Shares

Camfaud Group Limited	Camfaud Concrete Pumps Limited	Ordinary shares of £1 each	10,000

Camfaud Group Limited	Premier Concrete Pumping Limited	Ordinary shares of £1 each	50,000

Camfaud Group Limited	Eco-Pan Limited	Ordinary share of £1	1

Camfaud Group Limited	South Coast Concrete Pumping Limited	Ordinary shares of £1 each	1,000

Camfaud Group Limited	Reilly Concrete Pumping Limited	Ordinary shares of £1 each	10,000

37

Schedule 5
Charged Accounts

Part I – Blocked Accounts

38

Schedule 6
Specified Intellectual Property

Trade Marks

39

Schedule 7
Deed of Accession

THIS DEED OF ACCESSION is dated [•] and made

BETWEEN

(1)	[•] Limited [registered in England with number [•] whose registered office is at [•]][a corporation organised and existing under the laws of [•] whose principal place of business is at [•]][of [•]] (the New Chargor);

(2)	CAMFAUD GROUP LIMITED registered in England with number 10473517 for itself and as agent for and on behalf of each of the other Chargors presently party to the Debenture (as defined below) (Company); and

(3)	WELLS FARGO CAPITAL FINANCE (UK) LIMITED, registered in England with number 2656007, as agent and trustee for the Secured Parties (the UK Security Agent).

RECITALS

(A)	The Company and others as Chargors entered into a debenture dated [•] (as supplemented and amended from time to time, the Debenture) in favour of the UK Security Agent.

(B)	The New Chargor has at the request of the Company and in consideration of the Secured Parties continuing to make facilities and/or Bank Products available to the Borrowers and after giving due consideration to the terms and conditions of the Loan Documents and the Debenture and satisfying itself that there are reasonable grounds for believing that the entry into this Deed by it will be of benefit to it, decided in good faith and for the purpose of carrying on its business to enter into this Deed and thereby become a Chargor under the Debenture.

(C)	The Chargors and the UK Security Agent intend that this document take effect as a deed notwithstanding that it may be executed under hand.

IT IS AGREED:

1	Terms defined in the Debenture have the same meaning when used in this Deed.

2	The New Chargor agrees to become a party to and bound by the terms of the Debenture as a Chargor with immediate effect and so that the Debenture shall be read and construed for all purposes as if the New Chargor had been an original party to the Debenture in the capacity of Chargor (but so that the security created consequent on such accession shall be created on the date of this Deed).

3	The New Chargor undertakes to be bound by all of the covenants and agreements in the Debenture which are expressed to be binding on a Chargor.

4	The New Chargor grants to the UK Security Agent the assignments, charges, mortgages and other Security Interests described in the Debenture as being granted, created or made by Chargors under the Debenture to the intent that its assignments, charges, mortgages and other Security Interests shall be effective and binding upon it and its property and assets and shall not in any way be avoided, discharged or released or otherwise adversely affected by any ineffectiveness or invalidity of the Debenture or of any other party's execution of the Debenture or any other Deed of Accession, or by any avoidance, invalidity, discharge or release of any guarantee, assignment or charge contained in the Debenture or in any other Deed of Accession.

40

5	The Debenture and this Deed shall be read and construed as one to the extent and so that references in the Debenture to:

(a)	this Deed and similar phrases shall be deemed to include this Deed;

(b)	Schedule 2 (Land charged by way of legal mortgage) shall be deemed to include a reference to Part I of the Schedule to this Deed;

(c)	Schedule 4 (Shares) shall be deemed to include a reference to Part II of the Schedule to this Deed;

(d)	Schedule 5 (Charged Accounts) shall be deemed to include a reference to Part III of the Schedule to this Deed; and

(e)	Schedule 6 (Specified Intellectual Property) shall be deemed to include a reference to Part IV of the Schedule to this Deed.

6	The parties agree that the bank accounts of the New Chargor specified in Part III of the Schedule to this Deed:

(a)	as Other Accounts shall be designated as Other Accounts; and

(b)	as Blocked Accounts shall be designated as Blocked Accounts,

for the purposes of the Debenture.

7	The Company, for itself and as agent for and on behalf of the other Chargors under the Debenture, agrees and consents to all of the matters provided for in this Deed.

8	Without limiting the generality of the other provisions of this Deed and the Debenture, pursuant to the terms of this Deed and the Debenture, the New Chargor as security for the payment and performance of the Secured Liabilities, and in the manner specified in Clause 4 (Nature of Security Created) of the Debenture:

(a)	charges to the UK Security Agent by way of legal mortgage all of the property (if any) now belonging to it brief descriptions of which are specified in Schedule 2 (Land charged by way of legal mortgage) to the Debenture and/or Part I of the Schedule to this Deed;

(b)	charges by way of mortgage or (if to the extent that this Deed does not take effect as a mortgage) by way of fixed charge to the UK Security Agent all of the Shares (if any) brief descriptions of which are specified in Part II of the Schedule to this Deed (which shall from today's date form part of the Shares for the purposes of the Debenture) and all related Distribution Rights;

(c)	charges to the UK Security Agent by way of a fixed charge all of its right, title and interest in and to:

(i)	the Blocked Account(s) specified in Part III of the Schedule to this Deed; and

(ii)	all monies standing to the credit of such Blocked Account(s) and the debts represented by them;

(d)	charges to the UK Security Agent by way of fixed charge its Intellectual Property Rights (if any) specified in Part IV of the Schedule to this Deed (which shall from today's date form part of the Specified Intellectual Property of the Chargors for the purposes of the Debenture); and

41

(e)	charges by way of fixed charge to the UK Security Agent all of its right, title and interest in and to its Equipment.

9	English law governs this Deed, its interpretation and any non-contractual obligations arising from or connected with it.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

Part I – Land

[Insert details of any real property owned by the New Chargor]

Part II –Shares

[Insert details of all Group Shares of the New Chargor]

Part III – Charged Accounts

Blocked Accounts

[Insert details of all Blocked Accounts of the New Chargor]

Other Accounts

[Insert details of all Other Accounts of the New Chargor]

Part IV – Specified Intellectual Property

[Insert details of any registered Intellectual Property owned by the New Chargor]

42

SIGNATORIES

[to the Deed of Accession]

The New Chargor

Executed as a deed by	)
[•] LIMITED	)
acting by a Director in the presence of:	)

Signature of witness:

Name of witness:

Address:

The Company

for itself and as agent for the other

Chargors party to the Debenture

Executed as a deed by	)
CAMFAUD GROUP LIMITED	)
acting by a Director in the presence of:	)

Signature of witness:

Name of witness:

Address:

The UK Security Agent

WELLS FARGO CAPITAL FINANCE (UK) LIMITED

By: Ian Conway

43

Schedule 8
Form of Guarantor Accession Letter

Date:	[•]

To:

Wells Fargo Capital Finance (UK) Limited (the UK Security Agent)

4th Floor

90 Long Acre
London WC2E 9RA

Attention:	Portfolio Manager – Camfaud

Dear Sirs

UK Debenture dated [•] (the Agreement)

1.	We refer to the Agreement. This is a Guarantor Accession Letter. Terms defined in the Agreement have the same meaning in this Guarantor Accession Letter unless given a different meaning in this Guarantor Accession Letter.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause [•] (Additional Guarantors) of the Agreement.

3.	[Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

4.	[Subsidiary's] administrative details are as follows:

Address:	[•]

Fax No:	[•]

Attention:	[•]

This Accession Letter and any non-contractual obligations arising out of or in connection with it, are governed by English law.

[This Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

[SIGNATORIES

[to the Guarantor Accession Letter]

The New Guarantor

Executed as a deed by	)
[●] LIMITED	)
)
Director

44

In the presence of:

Signature of witness

Name

Address

Occupation

The Company

Executed as a deed by	)
CAMFAUD GROUP LIMITED	)
for itself and as agent for the other	)
Guarantor party to the UK Debenture	)

In the presence of:

Signature of witness

Name

Address

Occupation

The UK Security Agent

WELLS FARGO CAPITAL FINANCE (UK) LIMITED

45

Signatories

The Company

Executed as a deed by	)
CAMFAUD GROUP LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

The Chargors

Executed as a deed by	)
CAMFAUD GROUP LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

Executed as a deed by	)
CAMFAUD CONCRETE PUMPS LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

Executed as a deed by	)
PREMIER CONCRETE PUMPING LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

The Guarantors

Executed as a deed by	)
CAMFAUD GROUP LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

Executed as a deed by	)
CAMFAUD CONCRETE PUMPS LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

Executed as a deed by	)
PREMIER CONCRETE PUMPING LIMITED	)
acting by a director in the presence of:	)	/s/ David Faud
Signature of witness:		/s/ Richard Crilly
Name of witness:		Richard Crilly
Address:		168 Millicent Grove
London N13 6HS

The UK Security Agent

WELLS FARGO CAPITAL FINANCE (UK) LIMITED

By:	/s/ Ian Conway